As filed with the Securities and Exchange Commission on October 21, 2004
                                                                                                    Registration No. 333-114004

====================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

PSS WORLD MEDICAL, INC.
(Exact name of registrant as specified in its charter)

______________________

Florida	59-2280364
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4345 Southpoint Blvd.
Jacksonville, Florida 32216
(904) 332-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Smith
President and Chief Executive Officer
PSS World Medical, Inc.
4345 Southpoint Blvd.
Jacksonville, Florida 32216
(904) 332-3000
(Name, address, including zip code, and telephone number including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Kimberly K. Phillips
Alston & Bird LLP
1201 West Peachtree St.
Atlanta, Georgia 30309
(404) 881-7000

        Approximate date of commencement of proposed sale to the public:    From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the state offering.  

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  

______________________

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

        The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of PSS World Medical, Inc. (333-114004) is: (i) to amend the table under the caption “Selling Securityholders” in the prospectus, (ii) to update the positions of certain of the selling securityholders in the table, (iii) to delete certain of the selling securityholders who no longer hold a position in the Notes, and (iv) to add the names of selling securityholders who have requested inclusion in the prospectus since August 24, 2004, the date of effectiveness of the Registration Statement in which the prospectus is contained. The information is provided in the prospectus supplement included in this Post-Effective Amendment No. 1. You may find a copy of the prospectus that is part of this Registration Statement in our filing of such prospectus pursuant to Rule 424(b)(3) on August 26, 2004.

The information in this prospectus is not complete and may be changed. The selling securityholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling securityholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion—Dated October 21, 2004

PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED AUGUST 26, 2004)

$150,000,000

PSS World Medical, Inc.

2.25% Convertible Senior Notes
due March 15, 2024
and
8,774,235 Shares of Common Stock Issuable
Upon Conversion of the Notes

__________________

        This prospectus supplement updates the prospectus dated August 26, 2004, which prospectus is included in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 19, 2004. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto.

        Investing in the notes or our common stock involves risks. Please review the “Risk Factors” beginning on page 8 of the prospectus dated August 26, 2004 and our periodic reports incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes and common stock issuable upon conversion of the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2004

        The information appearing under the section entitled “Selling Securityholders” in the prospectus is amended and restated by the information appearing below.

SELLING SECURITYHOLDERS

        The notes were originally issued by the us in a private placement and were resold by the initial purchasers thereof to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Selling securityholders, including any non-sale transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the notes and common stock into which the notes are convertible pursuant to this prospectus or any prospectus supplement.

        The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any sales.

Name of Selling Securityholder	Prinicpal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering(3)
Akela Capital Master Fund, Ltd.	$5,000,000	292,475	292,475	0	0
Allstate Insurance Company	$2,000,000	116,990	116,990	0	0
Argent Classic Convertible Arbitrage
Fund (Bermuda) Ltd.	$5,980,000	349,800	349,800	0	0
Argent Classic Convertible Arbitrage
Fund II, L.P.	$210,000	12,284	12,284	0	0
Argent Classic Convertible Arbitrage
Fund L.P.	$910,000	53,230	53,230	0	0
Argent LoweLev Convertible Arbitrage
Fund Ltd.	$7,140,000	417,654	417,654	0	0
Argent LowLev Convertible Arbitrage
Fund II, LLC	$50,000	2,925	2,925	0	0
Argent LowLev Convertible Arbitrage
Fund LLC	$910,000	53,230	53,230	0	0
Arkansas PERS	$310,000	18,133	18,133	0	0
AstraZeneca Holdings Pension	$95,000	5,557	5,557	0	0
BP Amoco PLC Master Trust	$576,000	33,693	33,693	0	0
Celebrity IAM Ltd	$5,525,000	323,184	323,184	0	0
Chrysler Corporation Master Retirement
Trust	$11,450,000	669,767	669,767	0	0
CIBC World Markets	$2,500,000	146,237	146,237	0	0
Class C Trading Company, Ltd.	$270,000	15,794	15,794	0	0
CNH CA Master Account, L.P.	$250,000	14,624	14,624	0	0
Credit Suisse First Boston Europe Ltd.	$120,000	7,019	7,019	0	0
Custom Investments PCC, Ltd.	$310,000	18,133	18,133	0	0
DBAG London	$21,325,000	1,247,404	1,247,404	0	0
Delaware PERS	$300,000	17,548	17,548	0	0
Delta Air Lines Master Trust - CV	$2,125,000	124,302	124,302	0	0
Delta Pilots Disability & Survivorship
Trust - CV	$1,165,000	68,147	68,147	0	0
Descartes Partners L.P.	$3,200,000	187,184	187,184	0	0
Descartes Offshort Ltd	$8,275,000	484,045	484,045	0	0
DKR SoundShore Oasis Holding Fund Ltd.	$4,000,000	233,980	233,980	0	0
DKR SoundShore Opportunity Holding
Fund Ltd.	$3,300,000	193,033	193,033	0	0
DKR SoundShore Strategic Holding
Fund Ltd.	$1,000,000	58,495	58,495	0	0

Name of Selling Securityholder	Prinicpal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering(3)
F.M. Kirby Foundation, Inc.	$1,670,000	97,686	97,686	0	0
Froley Revy Investment Convertible
Security Fund	$25,000	1,462	1,462	0	0
Goldman Sachs & Co.	$3,960,000	231,640	231,640	0	0
Grace Convertible Arbitrage Fund, Ltd.	$5,900,000	345,120	345,120	0	0
HFR CA Global Select Master Trust
Account	$270,000	15,794	15,794	0	0
Hotel Union & Hotel Industry of
Hawaii Pension Plan	$67,000	3,919	3,919	0	0
ICI American Holdings Trust	$70,000	4,095	4,095	0	0
Institutional Benchmarks Master Fund
Ltd. c/o SSI Investment Mgt	$289,000	16,905	16,905	0	0
International Truck & Engine
Corporation Non-Contributory
Retirement Plan Trust	$1,295,000	75,751	75,751	0	0
International Truck & Engine
Corporation Retiree Health Benefit Trust	$510,000	29,832	29,832	0	0
International Truck & Engine
Corporation Retirement Plan for
Salaried Employees Trust	$1,250,000	73,119	73,119	0	0
JP Morgan Securities Inc.	$26,500,000	1,550,115	1,550,115	0	0
KBC Convertible Arbitrage Fund	$900,000	52,645	52,645	0	0
KBC Convertible MAC 28	$150,000	8,774	8,774	0	0
KBC Convertible Opportunities Fund	$1,800,000	105,291	105,291	0	0
KBC Financial Products USA Inc.	$3,850,000	225,205	225,205	0	0
KBC Multi Strategy Arbitrage Fund	$2,050,000	119,915	119,915	0	0
LDG Limited	$126,000	7,370	7,370	0	0
Lexington Vantage Fund c/o TQA
Investors, LLC	$28,000	1,638	1,638	0	0
Lighthouse Multi-Strategy Master
Fund L.P.	$200,000	11,699	11,699	0	0
Louisiana CCRF	$35,000	2,047	2,047	0	0
Lyxor Master Fund Ref: Argent/LowLev CB
c/o Argent	$530,000	31,002	31,002	0	0
Lyxor/Quest Fund Ltd.	$900,000	52,645	52,645	0	0
MacKay Shields LLC, Investment
Advisor to Aftra Health Fund	$145,000	8,482	8,482	0	0
MacKay Shields LLC, Investment
Advisor to Bay County
Employees Retirement System	$30,000	1,755	1,755	0	0
MacKay Shields LLC, Investment
Advisor to New York Life
Insurance Co. Post 82	$2,415,000	141,265	141,265	0	0
MacKay Shields LLC, Investment
Advisor to New York Life
Insurance Co. Pre 82	$1,135,000	66,392	66,392	0	0
MacKay Shields LLC, Investment
Advisor to New York Life
Separate A/C 7	$50,000	2,925	2,925	0	0

Name of Selling Securityholder	Prinicpal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering(3)
MacKay Shields LLC, Investment
Advisor to Main Stay
Convertible Fund	$2,840,000	166,126	166,126	0	0
MacKay Shields LLC, Investment
Advisor to Main Stay VP
Convertible Fund	$1,740,000	101,781	101,781	0	0
MacKay Shields LLC, Investment
Advisor to United Overseas
Bank (USD)	$35,000	2,047	2,047	0	0
MacKay Shields LLC, Investment
Advisor to United Overseas
Bank (SGD)	$75,000	4,387	4,387	0	0
Man Convertible Bond Master Fund, Ltd.	$4,540,000	265,567	265,567	0	0
Melody IAM	$100,000	5,849	5,849	0	0
Microsoft Corporation	$2,340,000	136,878	136,878	0	0
Morgan Stanley Convertible Securities
Trust	$1,625,000	95,054	95,054	0	0
Motion Picture Industry Health Plan -
Active	$215,000	12,576	12,576	0	0
Motion Picture Industry Health Plan -
Retiree	$145,000	8,482	8,482	0	0
MSS Convertible Arbitrage 1	$7,000	409	409	0	0
Nuveen Preferred & Convertible Fund JQC	$1,500,000	87,742	87,742	0	0
Nuveen Preferred & Convertible
Income Fund JPC	$1,145,000	66,977	66,977	0	0
OCM Convertible Trust	$4,215,000	246,556	246,556	0	0
OCM Global Convertible Securities Fund	$350,000	20,473	20,473	0	0
Partner Reinsurance Company Ltd.	$2,035,000	119,037	119,037	0	0
Partners Group Alternative Strategies PCC LTD	$500,000	29,247	29,247	0	0
Prudential Insurance Co. of America	$20,000	1,170	1,170	0	0
Quest Global Convertible Fund, Ltd.	$900,000	52,645	52,645	0	0
Qwest Occupational Health Trust	$390,000	22,813	22,813	0	0
S.A.C. Capital Associates, LLC	$2,500,000	146,237	146,237	0	0
Sage Capital Management, LLC	$150,000	8,774	8,774	0	0
S.G. Americas Sevurities, LLC	$400,000	23,398	23,398	0	0
Silver Convertible Arbitrage Fund, LDC	$290,000	16,964	16,964	0	0
Sphinx Convertible Arb Fund SPC c/o
SSI Investment Management Inc.	$305,000	17,841	17,841	0	0
Sphinx Fund c/o TQA Investors, LLC	$107,000	6,259	6,259	0	0
SSI Blended Market Neutral L.P.	$299,000	17,490	17,490	0	0
SSI Hedged Convertible Market
Neutral L.P.	$457,000	26,732	26,732	0	0
St. Thomas Trading, Ltd.	$9,960,000	582,609	582,609	0	0
State Employees' Retirement Fund
of the State of Delaware	$2,770,000	162,031	162,031	0	0
State of Oregon/Equity	$950,000	55,570	55,570	0	0
Stonebridge Life Insurance	$750,000	43,871	43,871	0	0
Syngenta AG	$50,000	2,925	2,925	0	0

Name of Selling Securityholder	Prinicpal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering(3)
Teachers Insurance and Annuity
Association of America	$10,000,000	584,949	584,949	0	0
The Northwestern Mutual Life
Insurance Company	$1,000,000	58,495	58,495	0	0
The St. Paul Travelers Companies, Inc.
- Commercial Lines	$1,500,000	87,742	87,742	0	0
The St. Paul Travelers Companies, Inc.
- Personal Lines	$1,000,000	58,495	58,495	0	0
TQA Master Fund, Ltd.	$1,226,000	71,715	71,715	0	0
TQA Master Plus Fund, Ltd.	$1,916,000	112,076	112,076	0	0
Transamerica Life Insurance
& Annuities Company	$5,000,000	292,475	292,475	0	0
Transamerica Occidental Life	$2,000,000	116,990	116,990	0	0
UnumProvident Corporation	$885,000	51,768	51,768	0	0
Viacom Inc. Pension Plan Master Trust	$7,000	409	409	0	0
Wachovia Securities International LTD	$11,150,000	652,218	652,218	0	0
Windmill Master Fund, LP	$1,000,000	58,495	58,495	0	0
Xavex Convertible Arbitrage 10 Fund	$400,000	23,398	23,398	0	0
Xavex Convertible Arbitrage 2 Fund	$180,000	10,529	10,529	0	0
XAVEX Convertible Arbitrage 7 Fund
c/o TQA Investors, LLC	$360,000	21,058	21,058	0	0
Zurich Institutional Benchmarks
Master Fund Ltd. c/o TQA Investors, LLC	$258,000	15,092	15,092	0	0

Total (4):	$150,000,000	8,774,235	8,774,235	0	0

(1)	Includes common stock into which the notes are convertible.

(2)	Assumes conversion of the notes into shares of common stock at a conversion rate of 58.4949 shares of common stock per each $1,000 principal amount of notes. The conversion rate and the number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances. See “Description of Notes – Conversion Rights.” Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time.

(3)	We do not know when or in what amounts a selling securityholder may offer the notes or shares of common stock for sale. The selling securityholders might not sell any or all of the notes or shares of common stock offered by this prospectus. Because the selling securityholders may offer all or some of the notes or shares of common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the notes or shares of common stock, we cannot estimate the number of the notes or shares of common stock that will be held by the selling securityholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering pursuant to this prospectus, none of the notes or shares of common stock covered by this prospectus will be held by the selling securityholders.

(4)	The sum of the listed principal amounts of notes beneficially owned by the selling securityholders named in the table above exceeds $150,000,000 (which would be convertible into more than 8,774,235 shares of common stock) because certain selling securityholders may have transferred their notes or otherwise reduced their position prior to selling pursuant to this prospectus, and as a result, we received beneficial ownership information from additional selling securityholders. However, the maximum principal amount of notes that may be sold under this prospectus will not exceed $150,000,000. Accordingly, the $150,000,000 and 8,774,235 totals have been retained in the table above and represent the maximum principal amount of notes and maximum number of shares of common stock that could be sold hereunder. Information about additional selling securityholders will be set forth in amendments to this prospectus before those securityholders make any offers or sales pursuant to this prospectus. We have assumed that any other selling securityholders, or any non-sale future transferee, pledge, donee or successor of any such other selling securityholders, do not beneficially own any shares of our common stock other than the shares of common stock issuable upon conversion of the notes.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

    ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$19,005
Printing and Duplicating Expenses	$25,000
Accountants’ Fees and Expenses	$10,000
Legal Fees and Expenses	$40,000
Miscellaneous	--

Total	$94,005

    ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company set forth the extent to which the Company’s directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Company is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys’ fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Company also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Company who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Company provide that the Company shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Company prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

        The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law; (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

II-I

    ITEM 16.        EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, dated as of March 15, 1994 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed April 8, 1998).

4.2	Articles of Amendment to Articles of Incorporation, dated as of September 24, 2001 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2001).

4.3	Articles of Amendment to Articles of Incorporation, dated as of November 9, 2001 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2001).

4.4	Amended and Restated Bylaws, dated as of March 15, 1994 (Incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 33-97524).

4.5	Shareholder Protection Rights Agreement, dated as of April 20, 1998, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to the Company’s Current Report on Form 8-K, filed April 22, 1998).

4.6	Amendment to Shareholder Protection Rights Agreement, dated as of June 21, 2000, between the Company and Continental Stock Transfer & Trust Company as Rights Agent (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.7	Amendment to Shareholder Protection Rights Agreement, dated as of April 12, 2002, between the Company and First Union National Bank, as Successor Rights Agent (Incorporated by reference to the Company’s Annual Report on Form 10-K for the quarter ended March 29, 2002).

4.8	Registration Rights Agreement, dated as of March 8, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

4.9	Indenture, dated as of March 8, 2004, by and between the Company and Wachovia Bank, N.A., as Trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

4.10	Form of 2.25% Convertible Senior Note due 2024 (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities. (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

12.1	Statement Regarding Computation of Ratios (previously provided with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed on August 19, 2004).

23.1	Consent of Independent Registered Public Accounting Firm (previously provided with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed on August 19, 2004).

23.2	Consent of Alston & Bird LLP (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

24.1	Powers of Attorney (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

25.1	Statement of Eligibility of Trustee. (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

99.1	Purchase Agreement, dated as of March 2, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

    ITEM 17.        UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on October 21, 2004.

PSS World Medical, Inc. By: /s/ David M. Bronson David M. Bronson Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of October 21, 2004.

Signatures	Title

*____________	President and Chief Executive Officer
David A. Smith

*____________	Executive Vice President and Chief Financial Officer
David M. Bronson

*____________	Chairman of the Board of Directors
Clark A. Johnson

*____________	Director
T. O’Neal Douglas

*____________	Director
Melvin L. Hecktman

*____________	Director
Delores Kesler

*____________	Director
Charles R. Scott

*____________	Director
Charles E. Adair

_____________	Director
Stephen H. Rogers

* By: /s/ David M. Bronson
           David M. Bronson
           Attorney-in-Fact

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation, dated as of March 15, 1994 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed April 8, 1998).

4.2	Articles of Amendment to Articles of Incorporation, dated as of September 24, 2001 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2001).

4.3	Articles of Amendment to Articles of Incorporation, dated as of November 9, 2001 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2001).

4.4	Amended and Restated Bylaws, dated as of March 15, 1994 (Incorporated by reference to the Company’s Registration Statement on Form S-3, Registration No. 33-97524).

4.5	Shareholder Protection Rights Agreement, dated as of April 20, 1998, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to the Company’s Current Report on Form 8-K, filed April 22, 1998).

4.6	Amendment to Shareholder Protection Rights Agreement, dated as of June 21, 2000, between the Company and Continental Stock Transfer & Trust Company as Rights Agent (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.7	Amendment to Shareholder Protection Rights Agreement, dated as of April 12, 2002, between the Company and First Union National Bank, as Successor Rights Agent (Incorporated by reference to the Company’s Annual Report on Form 10-K for the quarter ended March 29, 2002).

4.8	Registration Rights Agreement, dated as of March 8, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

4.9	Indenture, dated as of March 8, 2004, by and between the Company and Wachovia Bank, N.A., as Trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

4.10	Form of 2.25% Convertible Senior Note due 2024 (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities. (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

12.1	Statement Regarding Computation of Ratios (previously provided with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed on August 19, 2004).

23.1	Consent of Independent Registered Public Accounting Firm (previously provided with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 filed on August 19, 2004).

23.2	Consent of Alston & Bird LLP (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

24.1	Powers of Attorney (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

25.1	Statement of Eligibility of Trustee. (previously provided with the Registrant's registration statement on Form S-3 filed on March 29, 2004).

99.1	Purchase Agreement, dated as of March 2, 2004, by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC and Lehman Brothers Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed March 9, 2004).